Exhibit 4.1

CC INCORPORATED UNDER THE CORSAIR COMPONENTS, INC. CUSIP 22041D 10 6 LAWS OF THE STATE SEE REVERSE FOR CERTAIN DEFINITIONS OF DELAWARE that This certifies SPECIMEN BY: is the record holder ofAMERICAN

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.0001(NEW PAR COUNTERSIGNED VALUE

CORSAIR COMPONENTS, INC. STOCK transferable on the books of the corporation in person or by duly AND authorized endorsed. This Certificate is not valid until countersigned by the YORK, Transfer WITNESS the facsimile seal of the Corporation and the facsimile signatures Dated: & OMPON C E I R O N A RP RA TS S O T , R C E I N PRESIDENT AND O C CHIEF EXECUTIVE OFFICER C SEAL . SECRETARY JANUARY 4,TRUST 2010 ?????REGISTRAR DELAWARE SIGNATURE COMPANY,

CORSAIR COMPONENTS, INC.

The Corporation shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock of the Corporation or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT –		Custodian
TEN ENT	–	as tenants by the entireties		(Cust)		(Minor)
JT TEN	–	as joint tenants with right of		under Uniform Gifts to Minors Act
survivorship and not as tenants
		in common		(State)
COM PROP	–	as community property	UNIF TRF MIN ACT –		Custodian (until age		)
(Cust)
under Uniform Transfers
(Minor)
to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

Assignment and Transfer of Stock Ownership

FOR VALUE RECEIVED,	hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint attorney-into-fact

to transfer the such stock on the books of the Corporation with full power of the substitution in the premises.

Dated

X

X
	NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS, AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE. SIGNATURE GUARANTEES MUST NOT BE DATED.